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McDermott International, Inc.

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2018 Annual Meeting of Stockholders Investor Presentation: August 2018

Executive Summary About McDermott Premier, fully-integrated provider of technology, engineering and construction solutions to the energy industry Designs and builds end-to-end infrastructure and technology solutions—from the wellhead to the storage tank—to transport and transform oil and gas into the products the world needs today On May 10, 2018, completed the combination with Chicago Bridge & Iron Company N.V. (“CB&I”) through a series of transactions (the “Combination”) Operating in over 54 countries, McDermott's locally focused and globally-integrated resources include approximately 40,000 employees and engineers, a diversified fleet of specialty marine construction vessels and fabrication facilities around the world Independent and Engaged Board Oversees Execution of Business Strategy The Board is an invaluable source of perspective and insight, overseeing and engaging in our strategy for continued growth Committed to a thoughtful Board refreshment process which identifies and considers new director candidates who have expertise that would complement and enhance the current Board’s skills and experience – Combination with CB&I resulted in the addition of five new, experienced and qualified members to the Board Stockholder engagement remains a priority; it is shared among the full Board and is factored into the Board’s decision making processes Strong Compensation Practices Significant emphasis on variable, “at risk” compensation that aligns pay with performance Rigorous financial performance metrics directly linked to Company strategy with disclosed performance goals Compensation program reflects adherence to strong compensation governance practices

About McDermott Consulting McDermott is a premier, fully integrated provider of engineering, construction and technology solutions to the energy industry 12 Vessel Fleet Construction and Multi-Service Vessels 129 Years of Experience Projects Across 7 Continents Employees Approximately 40,000 Customers National, International and Independent Oil Companies 3,000 Trademarks, Patents & Patent Applications 13 Fabrication Facilities New York Stock Exchange MDR 54 Operating Areas Countries in Oil and Gas Producing Regions Worldwide

Board’s Engagement in Strategy for Continued Growth Leads to Combination with CB&I UPSTREAM DOWNSTREAM SUBSEA OFFSHORE LNG PETROCHEM POWER REFINING The Board’s oversight of McDermott’s strategic goals led to McDermott’s Combination with CB&I in May 2018, resulting in the creation of a fully, vertically integrated offering for customers worldwide

Newly Refreshed Board with Experience for the Combined Company Philippe Barril Transition Committee Chair Chief Operating Officer, SBM Offshore N.V. James H. Miller Former Chairman, PPL Corporation Marsha C. Williams Former Chief Financial Officer, Orbitz Worldwide, Inc. Forbes I.J. Alexander Chief Executive Officer, Jabil, Inc. John F. Bookout, III Partner, Apollo Global Management, LLC David Dickson President and Chief Executive Officer, McDermott International, Inc. L. Richard Flury Governance Committee Chair Former Chief Executive Officer, Gas, Power & Renewables BP p.l.c. W. Craig Kissel Compensation Committee Chair Former President, Commercial Systems, Trane, Inc. Gary P. Luquette Chairman of the Board Former President, Chief Executive Officer Frank’s International N.V. Mary L. Shafer-Malicki Former Chief Executive Officer BP Angola BP p.l.c. William H. Schumann, III Audit Committee Chair Former Executive Vice President FMC Technologies, Inc. Through the Combination, McDermott added five new, experienced and qualified members to the Board, complementing the Board’s existing skills and expertise for the Combined Company

Board Uniquely Positioned to Exercise Oversight Our Board continuously evaluates its composition to ensure effective oversight of McDermott’s strategy in driving long-term stockholder value 11 Executive Leadership 11 Energy / Oilfield Services 9 Public Company Board 6 Experience with Core Customers 10 International Operations 7 Financial Oversight 10 Corporate Governance Relevant Skills and Experience Independent Perspective 10 Independent Directors 1 Non-Independent Director Balanced Board Tenure 5 3 2 1 less than 1 year 1 to 5 years 5 to 10 years 10 or more years Our Board is appropriately refreshed, and our directors bring a balance of experience and fresh perspectives

Our Philosophy Links Strategy and Performance McDermott’s pay programs are designed to provide compensation that: Provides performance-based incentives to reward achievement of short and long-term business goals and strategic objectives while recognizing individual contributions Attracts, motivates and retains high-performing executives Aligns the interests of our executives with those of stockholders Performance metrics and performance levels used within elements of annual and long-term compensation are designed to support our strategic and financial goals and drive the creation of stockholder value Executive Incentive Compensation Plan (EICP) Goal Performance Metric Drive profitability via improved project execution Operating income Prioritize liquidity needs Free Cash Flow Support future business Order Intake Promote pricing discipline on new work Order Intake Operating Margin Long-Term Incentive Plan (LTIP) – Performance Units Goal Performance Metric Efficiently allocate capital to profitable investments Relative Return on Average Invested Capital Generate returns for stockholders Stock Price Increase

Significant Majority of CEO Pay is At Risk McDermott’s compensation program is designed to align interests of executives with those of our stockholders with a focus on long-term performance results 13% Annual Base Salary Fixed cash compensation recognizing an executive officer’s experience, skill and performance 15% Annual Incentive Variable compensation designed to reward achievement of short-term business goals and strategic objectives, while recognizing individual contributions 72% Long-Term Incentives Variable compensation designed to align interests of executives with those of our stockholders with a focus on long-term performance results 87% At Risk CEO Target 2017 Compensation

Objective Outreach Discussion Feedback Results Since 2015, our Board has engaged in an extensive stockholder outreach program to discuss our stockholders’ perspectives on our governance and compensation policies and practices. Each year, we typically reach out to stockholders representing approximately 40% of our outstanding shares of common stock and other stakeholders to gain insight regarding their perspectives on corporate governance and compensation matters. In 2015 and 2016, in person or telephonic meetings led by either our Governance Committee Chair or Compensation Committee Chair were held with stockholders representing approximately 30% of our outstanding shares of common stock. In 2017, based on our strong financial performance, enhancements to our compensation and governance programs and positive say-on-pay results in 2016 and 2017, limited meetings were requested by stockholders, which we believe is an indication of our stockholders’ support of our current compensation and governance framework. This engagement process has provided us with constructive stockholder feedback on governance and compensation topics, such as board refreshment, board evaluations, annual and long-term incentive programs and disclosure around our executive compensation programs. Each year, our Board considers the say on pay vote result and the matters discussed during the stockholder and stakeholder outreach efforts conducted during the year in considering any changes or enhancements to our compensation and governance programs. Commitment to Stockholder Engagement on Governance and Compensation Matters McDermott’s Board is committed to ongoing stockholder dialogue on governance and compensation matters and places considerable weight on stockholder feedback in making decisions impacting our governance processes and compensation programs

Strong Corporate Governance and Compensation Practices Our Board believes in sound corporate governance and places significant weight on stockholder feedback in making decisions on governance processes and compensation programs Board and Governance Practices Compensation Practices The Board is actively engaged in stockholder outreach efforts Independent Board Chairman Consistent director refreshment using a standardized process Use independent director search firm in selecting director candidates Majority voting for directors Use of independent third party facilitator in connection with 2017 annual Board and Committee evaluations Management succession planning oversight Board risk oversight Long-term incentive compensation is subject to forfeiture Annual incentive compensation is subject to linear and capped payouts Use of multiple performance metrics Significant stock ownership guidelines for directors and officers Double-trigger change-in-control agreements Annual review of share utilization Independent compensation consultant Annual review of peer group Clawback policy Repricing of underwater stock options Excise tax gross-ups Derivatives trading, hedging or pledging of Company stock Employment contracts providing for continued employment